Exhibit 23.3

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

T: (86-10) 5809 1000	F: (86-10) 5809 1100

Jingtian & Gongcheng

34/F, Tower 3, China Central Place

77 Jianguo Road, Beijing 100025

People’s Republic of China

June 8, 2026

Re: Consent Letter on Leishen Energy Holding Co., Ltd. – Form F-3

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the Registration Statement on Form F-3 of Leishen Energy Holding Co., Ltd.(the “Company”) to be filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 8, 2026 under the U.S. Securities Act of 1933 (as amended).

This Consent is rendered solely to you for the filing on Form F-3 and may not be used for any other purpose. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Beijing ● Shanghai ● Shenzhen ● Chengdu ● Tianjin ● Nanjing ● Hangzhou ● Guangzhou ● Sanya ● Hong Kong

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

T: (86-10) 5809 1000	F: (86-10) 5809 1100

Yours Sincerely,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng

Beijing ● Shanghai ● Shenzhen ● Chengdu ● Tianjin ● Nanjing ● Hangzhou ● Guangzhou ● Sanya ● Hong Kong